UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2020

LEISURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 415

New York, New York 10107

(Address of principal executive offices) (Zip Code)

(646) 565-6940

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LACQ	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LACQW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock and one-half of one Warrant	LACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On July 16, 2020, Leisure Acquisition Corp. (the “Company”) elected to terminate the Agreement and Plan of Merger, dated December 27, 2019 (the “Merger Agreement”), with GTWY Holdings Limited, a Canadian corporation, and a related subsidiary, GTWY Merger Sub Corp. Pursuant to its terms, the Company had the ability to terminate the Merger Agreement to the extent the business combination had not been completed by July 15, 2020.

As previously disclosed, the Company’s stockholders approved an extension to the date by which the Company must complete a business combination to December 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEISURE ACQUISITION CORP.

Date: July 16, 2020	By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer and Director

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